SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2004

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California (Address of Principal Executive Offices)	90010 (Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

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Item 9.

     On June 24 at 9:00 a.m., Mr. Jae Whan Yoo, the President and CEO of Hanmi Financial Corp. and Mr. Michael Winiarski, CFO of Hanmi Financial Corp. will be making several presentations to investors about Hanmi Financial Corp.’s business. A copy of the slide presentation to be used in the presentations is attached hereto as Exhibit 99.1 and furnished pursuant to this Item 9. A copy of the slide presentation is also available on our website at www.hanmibank.com. Certain information regarding the results of operations and financial condition of Pacific Union Bank, which Hanmi Financial Corp. acquired on April 30, 2004, is being furnished pursuant to Item 12.

Item 12.

Certain information regarding the results of operations and financial condition contained in the slide presentation attached hereto as Exhibit 99.1 for Pacific Union Bank for the quarter ended March 31, 2004 is furnished pursuant to Item 12.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 23, 2004	Hanmi Financial Corporation

		By:	/s/ JAE WHAN YOO
Jae Whan Yoo
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Investor Presentation Slides